Exhibit 99.2

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Financial Statements

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Interim Condensed Balance Sheets
(In thousands)

	September 30, 2012	December 31, 2011

	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,814	$21,650
Prepaid expenses	655	259

Total current assets	11,469	21,909
Property and equipment, net	7,219	7,391
Restricted cash	20	20
Loan receivable – related party	93	67
Other assets	14	14

TOTAL ASSETS	$18,815	$29,401

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$625	$626
Other accrued liabilities	828	332

Total current liabilities	1,453	958
Option payment	3,500	3,500
Deferred rent, net of current portion	—	7

TOTAL LIABILITIES	4,953	4,465

Commitments and contingencies
Redeemable convertible preferred stock, aggregate liquidation preference of $43,500,000 and $43,500,000 as of September 30, 2012 and December 31, 2011, respectively	43,203	43,203
STOCKHOLDERS’ DEFICIT:
Common stock	—	—
Additional paid-in capital	180	42
Deficit accumulated during the development stage	(29,521)	(18,309)

TOTAL STOCKHOLDERS’ DEFICIT	(29,341)	(18,267)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT	$18,815	$29,401

The accompanying notes are an integral part of these condensed financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Interim Condensed Statements of Operations (Unaudited)
(In thousands)

	Nine Months Ended September 30,		Period from December 3, 2009 (Inception) Through September 30,
	2012	2011	2012

Operating expenses:
Research and development	$9,732	$7,612	$25,272
Acquired in-process research and development	—	—	3,620
General and administrative	1,521	1,575	4,509

Total operating expenses	11,253	9,187	33,401

Loss from operations	(11,253)	(9,187)	(33,401)
Other income, net:
Lapse of Cadence Option	—	3,500	3,500
Other income, net	41	48	380

Total other income, net	41	3,548	3,880

Net loss	$(11,212)	$(5,639)	$(29,521)

Comprehensive loss	$(11,212)	$(5,639)	$(29,521)

The accompanying notes are an integral part of these condensed financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Interim Condensed Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,		Period from December 3, 2009 (Inception) Through September 30,
	2012	2011	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,212)	$(5,639)	$(29,521)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	444	46	580
Lapse of Cadence option	—	(3,500)	(3,500)
Related party loan forgiven	35	33	68
Stock-based compensation	134	—	147
Issuance of Series A redeemable convertible preferred shares in exchange for product market research	—	—	500
Write-off of acquired in-process research and development	—	—	3,620
Changes in operating assets and liabilities:
Prepaid expenses	(396)	513	(655)
Other assets	(1)	1	(15)
Accounts payable	(1)	286	626
Other accrued liabilities	496	(377)	822
Deferred rent	(7)	(3)	5

Net cash used in operating activities	(10,508)	(8,640)	(27,323)

CASH FLOWS FROM INVESTING ACTIVITIES:
Transfer to restricted cash	—	—	(20)
Purchase of property and equipment	(272)	(2,417)	(7,799)
Receipt of Cadence Option payment	—	3,500	7,000
Purchase of acquired in-process research and development	—	—	(3,620)

Net cash (used in) provided by investing activities	(272)	1,083	(4,439)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bridge loan	—	—	452
Loan to a related party	(60)	—	(160)
Proceeds from issuance of common stock	4	—	34
Net proceeds from issuance of Series A redeemable convertible preferred stock	—	21,466	42,250

Net cash (used in) provided by financing activities	(56)	21,466	42,576

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(10,836)	13,909	10,814
CASH AND CASH EQUIVALENTS — Beginning of period	21,650	11,659	—

CASH AND CASH EQUIVALENTS — End of period	$10,814	$25,568	$10,814

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Conversion of bridge loan to redeemable convertible preferred stock	$ —	$ —	$452

The accompanying notes are an integral part of these condensed financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Interim Condensed Financial Statements

1.	Organization and Summary of Significant Accounting Policies
Organization
Incline Therapeutics, Inc. (the Company) was incorporated in the state of Delaware on December 3, 2009. The Company is a hospital-focused specialty pharmaceutical company focused on the development of IONSYS (fentanyl iontophoretic transdermal system), an investigational product intended to provide patient-controlled analgesia for adult patients in hospitals requiring opioids following surgery. The Company is based in Redwood City, California.
The Company has been involved primarily in performing research and development activities, hiring personnel, and raising capital to support and expand these activities since incorporation. Accordingly, the Company is considered to be in the development stage. The Company operates in one business segment, the development of pharmaceutical products.
On December 11, 2012 the Company entered into an Agreement and Plan of Merger with The Medicines Company, a Delaware corporation. On January 4, 2013, The Medicines Company completed the acquisition of the Company pursuant to this agreement, with the Company becoming a wholly-owned subsidiary of The Medicines Company (see Note 9).
Basis of Presentation and Use of Estimates
The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. generally accepted accounting principles (GAAP) can be condensed or omitted. These financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the Company’s financial position as of September 30, 2012 and its results of operations and cash flows for the nine months ended September 30, 2012 and 2011, and for the period from December 3, 2009 (inception) through September 30, 2012. The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results to be expected for the year ending December 31, 2012 or for any other interim period or for any other future year.

The preparation of these interim condensed financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, expenses, and related disclosures. Those estimates and assumptions include, but are not limited to, the valuation of equity instruments, stock-based compensation, the estimated useful lives of property and equipment, clinical trial accruals, and certain other accrued liabilities. The Company evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors and adjusts those estimates and assumptions when facts and circumstances dictate. Actual results could materially differ from those estimates and assumptions.
The interim condensed balance sheet as of December 31, 2012 was derived from the Company’s audited financial statements included elsewhere in this Report on Form 8-K. These interim financial statements should be read in conjunction with the Company’s audited financial statements and the related notes thereto for the year ended December 31, 2011.

Cash and Cash Equivalents
We consider all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. Cash equivalents consist primarily of money market funds and are stated at fair value.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company’s cash and cash equivalents are held by two financial institutions that management believes are of high credit quality. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Interim Condensed Financial Statements

The Company is subject to all of the risks inherent in an early stage company developing a new medical device. These risks include, but are not limited to, limited management resources, dependence upon medical acceptance of the product in development, regulatory approvals, successful clinical trials, availability and willingness of patients to participate in human trials, and competition in the pharmaceutical industry. The Company’s operating results may be materially affected by the foregoing factors. To date, the Company has been funded by private equity financings.
Fair Value Measurement
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions and risk of nonperformance.
A fair value hierarchy was established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:
Level I – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level II – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and
Level III – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.
As of September 30, 2012 and December 31, 2011, the Company’s cash equivalents and restricted cash consisted of money market funds. There were no realized or unrealized gains or losses on these money market funds at either September 30, 2012 or December 31, 2011, or for the nine months ended September 31, 2012 or 2011, or for the period from December 9, 2009 (inception) through September 31, 2012. The money market funds are Level 1 assets and are valued using quoted prices for identical instruments in active markets.

Restricted Cash
The Company has a credit card agreement under which a minimum level of cash collateral must be maintained. This cash collateral is classified as restricted cash on the accompanying balance sheets.
Research and Development Costs
Research and development expenditures are expensed to operations as incurred. Major components of research and development expenses consist of personnel costs, facility-related costs and fees paid to consultants and other entities that conduct certain research and development activities on the Company’s behalf. Costs to acquire technologies to be used in research and development that have not reached technological feasibility and have no alternative future use are expensed to research and development costs when incurred.
Clinical Trial Accruals
Clinical trial costs are a component of research and development expenses. The Company accrues and expenses clinical trial activities performed by third parties based upon actual work completed in accordance with agreements established with clinical research organizations and clinical sites. The Company determines the actual costs through review of documentation, discussions with internal personnel and external service providers, data as to the progress or stage of completion of trials or services, and the agreed-upon fee to be paid for such services.
Nonrefundable advance payments for goods and services that will be used or rendered in future research and development activities, are deferred and recognized as expense in the period that the related goods are delivered or services are performed.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Interim Condensed Financial Statements

Recently Issued and Adopted Accounting Pronouncements
In May 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220)—Presentation of Comprehensive Income, that changed the requirement for presenting "Comprehensive Income" in the financial statements. The update requires an entity to present the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. ASU 2011-05 is effective for fiscal years and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. The Company adopted ASU 2011-05 on January 1, 2012. The Company has no material items qualifying as other comprehensive income or loss and, therefore, for all periods presented, the Company’s comprehensive loss was the same as net loss.
In May 2011, the Financial Accounting Standards Board (FASB) issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles, and requires additional disclosure about fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively and the Company is required to adopt this standard in 2012. The Company adopted this guidance on January 1, 2012 and the adoption had no impact on its financial statements.
2.    Fair Value Measurements
Our financial instruments consist of Level I assets. Level I assets consist primarily of highly liquid money market funds of $10.7 million and $21.6 million that are included in cash, cash equivalents and restricted cash at September 30, 2012 and December 31, 2011, respectively. The Company classifies money market funds as Level 1 as quoted market prices in active markets are available for these instruments. The Company has not had any realized or unrealized gains or losses on financial assets at either September 30, 2012 or December 31, 2011, for the nine months ended September 31, 2012 or 2011, or for the period from December 3, 2009 (inception) through September 30, 2012.
3.    Other Accrued Liabilities
Other accrued liabilities consist of the following (in thousands):

	September 30,	December 31,
	2,012	2,011

Accrued bonus	$282	$215
Deferred rent, current portion	11	12
Other	535	105

Total accrued liabilities	$828	$332

4.	License and Asset Transfer Agreement
In June 2010, the Company entered into a license and asset transfer agreement with ALZA Corporation (ALZA) to develop and commercialize the IONSYS (fentanyl iontophoretic transdermal system) product worldwide. Under this agreement, the Company is required to make additional payments to ALZA of up to $115.5 million based upon the achievement of various sales milestones related to the development and commercialization of IONSYS. Such milestones include filing acceptance of a Marketing Authorization Application, Food and Drug Administration approval, first commercial sale, and achievement of various levels of sales. The Company is also required to pay royalties to ALZA based on future sales of IONSYS. The Company has not recognized any amounts related to these future milestones or royalties as no such events are probable of occurrence at either September 30, 2012 or December 31, 2011.

5.	Option Agreement
In June 2010, the Company entered into an option agreement with Cadence Pharmaceuticals, Inc. (“Cadence”). Under the terms of the agreement, the Company received an upfront, non-refundable payment of $3.5 million for granting Cadence an exclusive, irrevocable option to purchase all of the Company’s outstanding preferred and common shares (the “2010 Option”).

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Interim Condensed Financial Statements

The $3.5 million payment was recognized as a liability until such time that the option was either exercised or expired. The 2010 Option expired unexercised in September 2011. As the Company had no performance or other obligations upon the expiration of the 2010 Option, the $3.5 million was recognized as other income during 2011.
In accordance with the option agreement, the Company received a second payment of $3.5 million at the final closing of the second tranche of Series A redeemable convertible preferred stock, which occurred in September 2011 (the “2011 Option”). The 2011 Option extended Cadence’s option to acquire the Company through the earliest to occur of (1) 30 calendars days after written notice by the Company that a supplemental New Drug Application (NDA) for IONSYS is accepted by the FDA, (2) the completion of an initial public offering (IPO) with gross proceeds of at least $40.0 million, or (3) 42 months from September 13, 2011, the date of the final closing of the second tranche of Company Series A Preferred Stock. In the event that the Company has not filed an IPO or had their NDA accepted by the FDA, Cadence has the option, at its sole discretion to extend the term of the option to acquire the Company beyond the expiration date for up to two additional three-month periods by paying additional extension payment fees of $2.5 million for each extension.
The 2011 Option was terminated unexercised in January 2013 upon completion of the Company’s acquisition by The Medicines Company (see Note 9).

6.	Guarantees and Indemnifications
As permitted under California law and in accordance with the Company’s bylaws, the Company indemnifies its officers and directors for certain events or occurrences while the officer or director is or was serving in such capacity. The Company believes the fair value of these indemnification agreements is minimal. Accordingly, the Company has not recorded any liabilities associated with these indemnification agreements at either September 30, 2012 or December 31, 2011.

7.	Notes Receivable – Related Parties
In June 2010, the Company advanced $100,000 to its President and Chief Operating Officer in exchange for a secured promissory note. The promissory note bears interest at 2.0% per annum and is secured by a pledge of certain shares of the Company’s common stock that are held by the Company’s President and Chief Operating Officer. The note and the interest are being forgiven by the Company in three equal annual increments beginning in June 2011, provided the President and Chief Operating Officer remains employed at each of these dates.
On June 1, 2012, the Company advanced $60,000 to its Chief Commercial Officer in exchange for a promissory note. The promissory note bears interest at 2.0% per annum and is full recourse. The note and all accrued unpaid interest are being forgiven by the Company in two equal annual increments beginning in May 2013, provided the Chief Commercial Officer remains employed at each of these dates.

8.	Redeemable Convertible Preferred Stock and Stockholders’ Equity
In September 2011, the Company sold 21,500,000 shares of Series A redeemable convertible preferred stock for total cash proceeds, net of financing costs, of $21,466,390.

In June and August 2012, the Company granted 755,000 options to purchase common shares of the Company to certain employees and non-employees of the Company.

9.	Subsequent Events
Management has reviewed and evaluated material subsequent events from the balance sheet date of September 30, 2012 through March 15, 2013, the date these financial statements were available to be issued.
On December 11, 2012, the Company entered into an Agreement and Plan of Merger with The Medicines Company (the “Acquisition”) whereby, on January 4, 2013 The Medicines Company acquired 100% of the outstanding shares of the Company for $185.0 million in cash, including $13.0 million that was paid to Cadence to terminate the 2011 Option and $18.5 million that was paid into an escrow fund as required per the Acquisition agreement. Incline stockholders may also receive up to $205.0 million of additional payments upon the achievement of certain regulatory and sales milestones related to IONSYS. In addition, immediately prior to the Acquisition, the Company’s board of directors accelerated the vesting of 800,000 options to purchase shares of the Company’s common stock.

REPORT OF INDEPENDENT AUDITORS
The Board of Directors and Stockholders of Incline Therapeutics, Inc.

We have audited the accompanying balance sheets of Incline Therapeutics, Inc., a development stage company, as of December 31, 2011 and 2010, and the related statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and for the period from December 3, 2009 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Incline Therapeutics, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, and for the period from December 3, 2009 (inception) through December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Redwood City, California
September 28, 2012

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Balance Sheets
(In thousands, except share and per share data)

	December 31, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$21,650	$11,659
Other receivables	—	244
Prepaid expenses	259	765

Total current assets	21,909	12,668
Property and equipment, net	7,391	4,082
Restricted cash	20	20
Loan receivable – related party	67	100
Other assets	14	14

TOTAL ASSETS	$29,401	$16,884

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$626	$514
Option payment	—	3,500
Other accrued liabilities	332	966

Total current liabilities	958	4,980
Option payment	3,500	—
Deferred rent, net of current portion	7	19

TOTAL LIABILITIES	4,465	4,999

Commitments and contingencies
Redeemable convertible preferred stock (Series A), $1.00 par value — 48,750,000 shares authorized as of December 31, 2011 and 2010; 43,500,000 and 22,000,000 shares issued and outstanding as of December 31, 2011 and 2010, respectively; aggregate liquidation preference of $43,500 and $22,000 as of and December 31, 2011 and 2010, respectively	43,203	21,736
STOCKHOLDERS’ DEFICIT:
Common stock, $0.0001 par value — 57,500,000 shares authorized; 4,570,000 and 4,575,000 shares issued and outstanding as of December 31, 2011 and 2010, respectively	—	—
Additional paid-in capital	42	29
Deficit accumulated during the development stage	(18,309)	(9,880)

TOTAL STOCKHOLDERS’ DEFICIT	(18,267)	(9,851)

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ DEFICIT	$29,401	$16,884

The accompanying notes are an integral part of these financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Operations
(In thousands)

	Years Ended December 31,		Period from December 3, 2009 (Inception) Through December 31,
	2011	2010	2011

Operating expenses:
Research and development	$9,976	$5,564	$15,540
Acquired in-process research and development	—	3,620	3,620
General and administrative	2,022	966	2,988

Total operating expenses	11,998	10,150	22,148

Loss from operations	(11,998)	(10,150)	(22,148)
Other income, net:
Lapse of option	3,500	—	3,500
Other income, net	69	270	339

Total other income, net	3,569	270	3,839

Net loss	$(8,429)	$(9,880)	$(18,309)

The accompanying notes are an integral part of these financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands, except share and per share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount

Balance — December 3, 2009 (Inception)	—	—	—	—	$ —-	—	—
Proceeds from issuance of common stock to founders at $0.001 per share for cash in December 2009	—	—	1,800,000	—	2	—	2
Proceeds from issuance of common stock to founders and employees at $0.01 per share for cash in June 2010	—	—	2,775,000	—	27	—	27
Proceeds from issuance of Series A redeemable convertible preferred stock at $1.00 per share for cash in June 2010, net of issuance costs of $264	21,047,712	20,784	—	—	—	—	—
Issuance of Series A redeemable convertible preferred stock in cancellation of debt at $1.00 per share	452,288	452	—	—	—	—	—
Issuance of Series A redeemable convertible preferred stock for product market research report at $1.00 per share	500,000	500	—	—	—	—	—
Net loss	—	—	—	—	—	(9,880)	(9,880)

Balance — December 31, 2010	22,000,000	21,736	4,575,000	—	29	(9,880)	(9,851)
Repurchase of common stock from employees at $0.01 per share for cash in February 2011	—	—	(5,000)	—	—	—	—
Proceeds from issuance of Series A redeemable convertible preferred stock at $1.00 per share for cash in September 2011, net of issuance costs of $34	21,500,000	21,467	—	—	—	—	—
Stock-based compensation	—	—	—	—	13	—	13
Net loss	—	—	—	—	—	(8,429)	(8,429)

Balance — December 31, 2011	43,500,000	$43,203	4,570,000	—	42	(18,309)	(18,267)

The accompanying notes are an integral part of these financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Statements of Cash Flows
(In thousands)

	Years Ended December 31,		Period from December 3, 2009 (Inception) Through December 31,
	2011	2010	2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,429)	$(9,880)	$(18,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	120	16	136
Lapse of option	(3,500)	—	(3,500)
Related party loan forgiven	33	—	33
Stock-based compensation	13	—	13
Issuance of Series A redeemable convertible preferred shares in exchange for product market research	—	500	500
Write-off of acquired in-process research and development	—	3,620	3,620
Changes in operating assets and liabilities:
Other receivables	244	(244)	—
Prepaid expenses	506	(765)	(259)
Other assets	—	(14)	(14)
Accounts payable	113	514	627
Other accrued liabilities	(640)	965	325
Deferred rent	(6)	19	13

Net cash used in operating activities	(11,546)	(5,269)	(16,815)

CASH FLOWS FROM INVESTING ACTIVITIES:
Transfer to restricted cash	—	(20)	(20)
Purchase of property and equipment	(3,429)	(4,098)	(7,527)
Receipt of Cadence option payment	3,500	3,500	7,000
Purchase of acquired in-process research and development	—	(3,620)	(3,620)

Net cash provided by (used in) investing activities	71	(4,238)	(4,167)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bridge loan	—	452	452
Loan to a related party	—	(100)	(100)
Proceeds from issuance of common stock	—	30	30
Net proceeds from issuance of Series A redeemable convertible preferred stock	21,466	20,784	42,250

Net cash provided by financing activities	21,466	21,166	42,632

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,991	11,659	21,650
CASH AND CASH EQUIVALENTS — Beginning of period	11,659	—	—

CASH AND CASH EQUIVALENTS — End of period	$21,650	$11,659	$21,650

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Conversion of bridge loan to redeemable convertible preferred stock	$ —	$452	$452

The accompanying notes are an integral part of these financial statements.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

1. Organization and Summary of Significant Accounting Policies
Description of business
Incline Therapeutics, Inc. (the Company) was incorporated in the state of Delaware on December 3, 2009. The Company is a hospital-focused specialty pharmaceutical company focused on the development of IONSYS (fentanyl iontophoretic transdermal system), an investigational product intended to provide patient-controlled analgesia for adult patients in hospitals requiring opioids following surgery. The Company is based in Redwood City, California.
The Company has been involved primarily in performing research and development activities, hiring personnel, and raising capital to support and expand these activities since incorporation. Accordingly, the Company is considered to be in the development stage. The Company operates in one business segment, the development of pharmaceutical products.
Liquidity Matters
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. In the course of its development activities, the Company incurred net losses of $8.4 million, $9.9 million and $18.3 million for the years ended December 31, 2011 and 2010, and the period from December 3, 2009 (inception) through December 31, 2011, respectively, and negative cash flows from operating activities for the same respective periods, and expects to incur losses for the next several years. The Company’s ultimate success depends on the outcome of its research and development and commercialization activities.
Management plans to continue to finance the Company’s obligations and operating activities through licensing agreements and equity issuances. If adequate funds are not available, or are not available on terms acceptable to the Company, the Company may be required to delay its development programs and commercialization plans. The Company believes it has sufficient cash and other resources to fund its operating activities and obligations through at least December 31, 2012.
Basis of Presentation and Use of Estimates
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make judgments, estimates and assumptions that affect the amounts reported in the Company’s financial statements and accompanying notes. The accounting estimates that require the Company to make significant judgments include, but are not limited to, the valuation of its preferred stock, common stock, and stock options for purposes of determining stock-based compensation. Actual results could differ materially from those estimates and such differences could affect the result of operations in future periods.
Reclassifications
Certain items previously reported in specific financial statement captions have been reclassified to conform to the current period presentation. Such reclassifications do not impact previously reported operating loss or net loss or total assets, liabilities or stockholders’ deficit.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, prepaid expenses, accounts payable and accrued liabilities, approximate fair value due to the short-term nature of those instruments.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

Cash and Cash Equivalents
The Company considers all highly liquid securities with maturities of three months or less from the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market funds.
Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the Company’s cash and cash equivalents are held by two financial institutions that management believes are of high credit quality. Such deposits may, at times, exceed federally insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.
The Company is subject to all of the risks inherent in an early stage company developing a new medical device. These risks include, but are not limited to, limited management resources, dependence upon medical acceptance of the product in development, regulatory approvals, successful clinical trials, availability and willingness of patients to participate in human trials, and competition in the pharmaceutical industry. The Company’s operating results may be materially affected by the foregoing factors. To date, the Company has been funded by private equity financings.
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally three to seven years. Leasehold improvements are amortized over their estimated useful lives or the remaining lease term, whichever is shorter. Depreciation begins at the time the asset is placed in service. Maintenance and repairs that do not extend the life or improve the asset are expensed in the year incurred.
Impairment of Long-Lived Assets
The Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. If indicators of impairment exist, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. Impairment, if any, is measured as the amount by which the carrying amount of the long-lived asset exceeds its fair value. The Company has not recorded any impairment of long-lived assets since inception.
Restricted Cash
The Company has entered into a credit card arrangement whereby a minimum cash collateral requirement must be maintained. Such cash is classified as restricted cash on the accompanying balance sheets.
Deferred Rent
The Company’s lease agreement provides for an escalation of rent payments in future periods. The Company recognizes rent expense on a straight-line basis over the term of the lease. The difference between the amount of expense recognized and the amount of rent paid is recorded as deferred rent.
Fair Value of Common Stock
The fair value of the Company’s common stock is determined by the Board of Directors with assistance from management and third-party valuation specialists. Management’s approach to estimating the fair value of the Company’s common

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

stock is consistent with the methods outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.
Stock-Based Compensation
The Company uses the Black-Scholes option-pricing model to calculate the fair value of stock-based awards. The Black-Scholes model requires the Company to make assumptions and judgments about the variables used in the calculation, including the expected term (weighted-average period of time that the options granted are expected to be outstanding), the volatility of the Company’s common stock, and the related risk-free interest rate. The Company also estimates the expected forfeitures of unvested stock options. The Company uses the simplified method of calculating the expected term of employee awards as described in the Securities and Exchange Commission’s Staff Accounting Bulletin (SAB) No. 107 and SAB No. 110. The expected term of nonemployee awards is based upon the life of the award. As the Company does not have any trading history for its common stock, the expected stock price volatility for the Company’s common stock is based on an average of the historical volatilities of the common stock of publicly traded entities with characteristics similar to those of the Company. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected term of the option. Potential forfeitures of awards are estimated based on the Company’s historical forfeiture experience as adjusted for management’s expectations of future forfeitures.
The Company uses the straight-line attribution method for recognizing stock-based compensation expense. Stock-based compensation expense is recognized for awards ultimately expected to vest and reduced for forfeitures that are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
Equity instruments granted to non-employees are valued using the Black-Scholes valuation model and are subject to periodic revaluation over their vesting terms. Non-employee stock compensation is recognized upon vesting of the stock options, which is commensurate with the period over which services are provided. The Company has no awards with market or performance conditions.
Research and Development Costs
Research and development expenditures are expensed to operations as incurred. Major components of research and development expenses consist of personnel costs, facility-related costs, and fees paid to consultants and other entities that conduct certain research and development activities on the Company’s behalf. Costs to acquire technologies to be used in research and development that have not reached technological feasibility and have no alternative future use are expensed to research and development costs when incurred.
Income Taxes
The Company accounts for uncertain tax positions in accordance with Accounting Standards Codification Topic 740, Income Taxes (ASC 740). ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company must then assess the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Due to the Company’s lack of earnings history, its net deferred tax assets have been fully offset by a valuation allowance.
Recent Accounting Pronouncements

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

In May 2011, the Financial Accounting Standards Board (FASB) issued a new accounting standard on fair value measurements that clarifies the application of existing guidance and disclosure requirements, changes certain fair value measurement principles, and requires additional disclosure about fair value measurements that are estimated using significant unobservable (Level 3) inputs. This new guidance is to be applied prospectively, and the Company is required to adopt this standard in 2012. The Company does not expect that this adoption will have a material impact on its financial statements.
Fair Value Measurements
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and consider assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions and risk of nonperformance.
A fair value hierarchy was established which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of inputs that may be used to measure fair value are as follows:
Level 1 – Quoted prices in active markets for identical assets and liabilities.
Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 – Unobservable inputs that are supported by little or no market activity.
As of December 31, 2011 and 2010, the Company’s cash equivalents and restricted cash consisted of money market funds of $21.6 million and $11.7 million, respectively. There were no realized or unrealized gains or losses on these money market funds as of or for any periods presented. The money market funds are Level 1 assets and are valued using quoted prices for identical instruments in active markets.
2. Property and Equipment
Property and equipment consist of the following as of December 31, 2011 and 2010 (in thousands):

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

	As of December 31
	2011	2010

Computer equipment	$84	$78
Office furniture and equipment	33	33
Manufacturing and tooling equipment	1,981	721
Leasehold improvements	1,558	–
	3,656	832
Less accumulated depreciation	(136)	(16)
Manufacturing and tooling equipment – not yet placed in service	3,266	3,266
Construction-in-progress	605	–
Property and equipment, net	$7,391	$4,082

In February 2011, the Company entered into an agreement with a contract manufacturer (the “CMO”) whereby the Company paid the CMO to construct a dedicated controlled ISO 8 environment suite (“clean room”) with suitable controls for the production of the IONSYS product. Certain of the Company’s manufacturing and tooling equipment will be used in the clean room for production of IONSYS. The Company is also in the process of negotiating a long-term manufacturing and supply agreement with the CMO but no agreement had been finalized at the time these financial statements were available for issuance.
The Company funded the cost of clean room improvements with the expectation that a manufacturing agreement will be entered into with the CMO and that the clean room will be controlled by and dedicated to the Company. The Company continues to expect that a manufacturing agreement will be entered into with the CMO. Accordingly, the Company capitalized the $1.6 million of clean room construction costs as leasehold improvements since management expects the manufacturing agreement with the CMO to contain provisions that will be accounted for as a lease agreement with respect to the dedicated space of the clean room. The leasehold improvements will be amortized over the term of the manufacturing agreement, which the Company expects will be 10 years. The gross carrying amount and accumulated depreciation of these leasehold improvements as of December 31, 2011 are $1.6 million and nil, respectively. The assets under capital lease were placed into service in December 2011. There were no such assets as of December 31, 2010.
The Manufacturing and tooling equipment- not yet placed in service, which is held at a third-party warehouse, pertains to commercial manufacturing equipment the Company expects to use to manufacture IONSYS in the future.
Construction-in-progress includes qualification costs incurred for the Company’s manufacturing and research and development facility, which were completed in March 2012 for approximately $319,000.
Depreciation expense, including depreciation of leasehold improvements, for the years ended December 31, 2011 and 2010 and the period from December 3, 2009 (inception) through December 31, 2011 was $120,000, $16,000 and $136,000, respectively.
3. Other Accrued Liabilities
Other accrued liabilities consist of the following (in thousands):

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

	Year Ended December 31
	2011	2010

Accrued bonus	$215	$434
Other accrued expenses	105	526
Deferred rent-short term portion	12	6
	$332	$966

4. License and Asset Transfer Agreement
In June 2010, the Company entered into a license and asset transfer agreement with ALZA Corporation (ALZA) to develop and commercialize the IONSYS (fentanyl iontophoretic transdermal system) product worldwide (the “Agreement”). Per the terms of the Agreement, the Company made an upfront nonrefundable payment to ALZA of $7.5 million for the license and IONSYS manufacturing equipment (the “Acquisition”).
The Acquisition has been accounted for as an asset acquisition in accordance with ASC 805, Business Combination, and the consideration transferred was allocated to the manufacturing equipment acquired and acquired in-process research and development (IPR&D) on a relative fair value basis as follows (in thousands):

Manufacturing equipment	$3,987
Acquired IPR&D	3,620
Total purchase consideration	$7,607

In accordance with ASC 730, Research and Development, the acquired in-process research and development of $3.6 million was expensed in 2010 given there was no alternative future use for such assets.
Under the terms of the Agreement, the Company is required to make additional payments to ALZA of up to $115.5 million based upon the achievement of various milestones related to the development and commercialization of IONSYS. Such milestones include filing acceptance of a Marketing Authorization Application, Food and Drug Administration approval, first commercial sale, and achievement of various levels of sales. The Company is also required to pay royalties to ALZA based on future sales of IONSYS. The Company has not recognized any amounts related to these future milestones or royalties as no such events are probable of occurrence at December 31, 2011.
5. Option Agreement
In June 2010, the Company entered into an option agreement with Cadence Pharmaceuticals, Inc. (“Cadence”). Under the terms of the Option Agreement, the Company received an upfront, non-refundable payment of $3.5 million for granting Cadence an exclusive, irrevocable option to purchase all of the Company’s outstanding preferred and common shares (the “2010 Option”).
The $3.5 million payment was recognized as a liability until the option was either exercised or expired. The 2010 Option expired unexercised in September 2011 upon issuance of the second tranche of Series A Preferred Stock (See Note 9). Since the Company had no performance or other obligations upon lapse of the 2010 Option, the $3.5 million was recognized as other income in 2011.
In accordance with the Option Agreement, a second payment of $3.5 million was due and payable to the Company at the final closing of the second tranche of Series A redeemable convertible preferred stock, which occurred in September 2011 (the “2011 Option”). Accordingly, the Company received the second $3.5 million option payment, which extends Cadence’s option to acquire the Company through the earliest to occur of (1) 30 calendars days after

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

written notice by the Company that a supplemental New Drug Application (NDA) for IONSYS is accepted by the FDA, (2) the completion of an initial public offering (IPO) with gross proceeds of at least $40 million, or (3) 42 months from September 13, 2011, the date of the final closing of the second tranche of Company Series A Preferred Stock. In the event that the Company has not filed an IPO or had their NDA accepted by the FDA, Cadence has the option, at its sole discretion to extend the option to acquire the Company after the expiration of the second option period for two additional three-month periods by paying additional extension payment fees of $2.5 million for each extension. This 2011 Option fee will be classified as a liability until the option is either exercised or expires.
In accordance with the terms of the Option Agreement, in June 2010 Cadence received 500,000 shares of Series A Preferred Stock at $1.00 per share in consideration for the IONSYS product market research report obtained by Cadence to support the development of IONSYS. The Company recognized the cost of acquiring the product market research of $0.5 million as research and development in the statement of operations for the year ended December 31, 2010. The Company concluded the fair value of Series A redeemable convertible preferred stock was more readily determinable than the fair value of the product market research.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

6. Commitments and Contingencies
Operating Leases
In June 2010, the Company entered into a lease agreement for office space in Redwood City. The lease is for 36 months and commenced in June 2010 and includes scheduled rent increases over its term. Rent increases, including the impact of the first month’s rent abatement, are recognized as deferred rent and amortized on a straight-line basis over the term of the lease.
In June 2010, the Company also entered into a 36-month copier lease with no scheduled lease increases.
Future minimum payments under noncancelable operating leases at December 31, 2011, are as follows (in thousands):

Year ending December 31:
2012	$169
2013	84
2014	–
Total future minimum lease payments	$253

Rent expense under operating leases was $163,000, $54,000 and $217,000 for the years ended December 31, 2011 and 2010, and the period from December 3, 2009 (inception) through December 31, 2011, respectively.
Guarantees and Indemnifications
As permitted under California law and in accordance with the Company’s bylaws, the Company indemnifies its officers and directors for certain events or occurrences while the officer or director is or was serving in such capacity. The Company believes the fair value of these indemnification agreements is minimal. Accordingly, the Company has not recorded any liabilities associated with these indemnification agreements as of December 31, 2011 or 2010.
7. Related-Party Transactions
During June 2010, the Company loaned $100,000 to its President and Chief Operating Officer in exchange for a Secured Promissory Note (the “Promissory Note”). The Promissory Note bears interest at 2.00% per annum, is full recourse, and is secured by a pledge of certain shares of the Company’s Common Stock that are held by the Company’s President and Chief Operating Officer. The principle and any accrued interest on the Promissory Note are being forgiven over three years beginning in June 2011.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

8. Redeemable Convertible Preferred Stock
In September 2011, the Company sold 21,500,000 shares of Series A redeemable convertible preferred stock (Series A Preferred Stock) for total cash proceeds, net of financing costs, of $21.5 million. All shares were issued at $1.00 per share.
In June 2010, the Company sold 21,500,000 shares of Series A Preferred Stock for total cash proceeds, net of financing costs, of $21.2 million. In accordance with the Option Agreement, the Company issued 500,000 shares to Cadence in exchange for the IONSYS product market research report (Note 5). All shares were issued at $1.00 per share.
The rights, privileges, and preferences of Series A Preferred Stock are as follows:
Redemption
The Company recorded Series A Preferred Stock at fair value on the dates of issuance, net of issuance costs. The Company is not obligated to and does not have the right to call or redeem any shares of Series A Preferred Stock except in the case of a Deemed Liquidation Event unless the holders of sixty-five percent of the then outstanding shares of Series A Preferred Stock elect otherwise.
Conversion
Each share of Series A Preferred Stock is convertible at the shareholders’ option at any time into common stock into the number which results from dividing the Conversion Price per share in effect at the time into $1.00 per share of Series A Preferred Stock being converted. The current conversion price is $1.00 and is subject to adjustment for anti-dilution, stock splits, reclassification, and the like. Conversion of all outstanding Series A preferred stock is automatic upon the closing of a firmly underwritten public offering in which the aggregate valuation of the Company at the time of the offering is not less than $40.0 million (prior to deduction for expenses relating to such public offering) and the price to the public is at least $3.00 per share (subject to adjustment for stock splits, stock dividends, combinations and the like).
Dividends
Holders of Series A Preferred Stock are each entitled to noncumulative dividends at $0.08 per share per annum. The dividends are payable in preference and priority to any Common Stock dividends only when declared by the Board of Directors. As of December 31, 2011 and 2010, there have been no dividends declared by the Board of Directors.
Voting
Each holder of shares of redeemable convertible preferred stock is entitled to voting rights equivalent to the number of shares of common stock into which the respective shares are convertible. Certain financing, acquisition, disposition, and recapitalization transactions require the vote of a majority of the shares of the outstanding preferred stock.
The authorized number of directors is seven. The holders of the Series A Preferred Stock are entitled to elect four members of the Board of Directors at each meeting, and holders of common stock are entitled to elect one director.
Redeemable convertible preferred shareholders together with common shareholders, voting together as a single class, are entitled to elect the remaining two members of the Board of Directors.
Liquidation Preference

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

In the event of a liquidation or winding up of the Company, whether voluntary or involuntary, before payment is made to the holders of any other series of preferred stock or to the holders of common stock, holders of the Series A Preferred Stock are entitled to be paid a liquidation preference equal to the sum of (A) $1.00 per share plus (B) all declared but unpaid dividends as of the date the liquidation value is determined. The remaining assets shall be distributed among the holders of the common stock ratably based on the number of shares of common stock held and the holders of the Series A Preferred Stock on an as-converted to Common Stock basis until each share of Series A Preferred Stock has received an aggregate distribution of $3.00 plus all declared but unpaid dividends as of the liquidation date. At which point, no further payments shall be made to the holders of Series A Preferred Stock and any remaining assets shall be distributed ratably among the Common Stock holders. If assets are insufficient to make payments in full to all holders of the Series A Preferred Stock, then the assets for consideration will be distributed ratably among the holders of the Series A Preferred Stock until payment in full.
9. Stockholders’ Deficit
Common Stock
Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company.
Subject to the preferences applicable to outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors. No dividends have been declared to date.
Equity Incentive Plan
The 2010 Equity Incentive Plan (the “Plan”) provides for the granting of the following stock awards: incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards, to employees, directors, and consultants at the discretion of management and the Board of Directors.
Incentive stock options may be granted with exercise prices not less than the estimated fair value of common stock, and nonstatutory stock options may be granted with an exercise price of not less than 100% of the estimated fair value of the common stock on the date of grant. Options granted to individuals owning over 10% of the total combined voting power of all classes of stock may be granted with an exercise price of no less than 110% of the estimated fair value of the common stock on the date of grant. Options granted under the Plan expire no later than 10 years from the date of grant. Incentive stock options granted under the Plan vest over periods determined by the Board of Directors, and generally vest 25% after the completion of 12 months of service with the balance vesting in equal monthly installments over the next 36 months of service.
Nonstatutory stock options vest per the specific agreement under which such options are granted. The Board of Directors determines the fair value of common stock.
For stock-based compensation determined under ASC 718, Stock Compensation, the fair value of options granted to each employee during 2011 and 2010 were estimated using the Black-Scholes option-pricing model with assumptions as follows:

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

	Year Ended December 31
	2011	2010

Dividends	–	–
Expected life	6.0-6.1 years	6.25 years
Risk-free interest rate	1.1-1.2%	3.3%
Volatility	60.2-79.9%	75%

Using the Black-Scholes option valuation model, the weighted-average estimated grant date fair value of employee stock options granted during the years ended December 31, 2011 and 2010 were $0.19 and $0.10 per share, respectively, and total estimated fair value of approximately $508,000 and $75,000, respectively. Employee stock-based compensation expense for the years ended December 31, 2011 and 2010 was $12,000 and $0, respectively and $12,000 for the period from December 3, 2009 (inception) through December 31, 2011.
A summary of activities under the Plan is as follows:

	Shares Available for Grant	Number of Options Outstanding	Weighted-Average Exercise Price

Balance at inception (December 3, 2009)	–	–
Stock awards authorized	1,850,000	–
Options granted	(100,000)	100	$0.10
Restricted stock awards	(1,425,000)	–
Options exercised	–	–
Options and awards cancelled	–	–
Balance at December 31, 2010	325,000	100
Stock awards authorized	3,500,000	–
Options granted	(2,610,000)	2,610	0.2856
Restricted stock awards	–	–
Options exercised	–	–
Options and awards cancelled	20,000	(20)
Restricted stock awards repurchased	5,000	–
Balance at December 31, 2011	1,240,000	2,690

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

A summary of the total outstanding and vested options and options expected to vest as of December 31, 2011, is as follows:

Exercise Price	Number of Outstanding Options	Weighted-Average Remaining Contractual Life (in Years)	Weighted-Average Exercise Price	Number of Options Vested and Expected to Vest	Weighted-Average Exercise Price	Number of Options Exercisable

$0.28	2,690,000	9.88	$0.29	2,690,000	$0.28	30,000

Restricted Stock Awards
Prior and subsequent to the adoption of the Plan, the Company sold 4,575,000 shares of restricted common stock for a total of $20,000. These shares were sold to founders and employees of the Company during 2009 and in early 2010. Of these shares, 1,862,500 shares vest monthly over 36 months after a one year cliff vest, 2,025,000 shares vest monthly over 36 months, and the remaining 687,500 shares were vested immediately upon issuance. Upon voluntary or involuntary termination of employment or services, the Company has an irrevocable and exclusive option to repurchase all or any portion of the unvested shares at the original issue price per share. As of December 31, 2011 and 2010, 1,388,542 and 3,298,958 such shares remain unvested, respectively, and are included in outstanding common shares at December 31, 2011 and 2010.
Stock Options Granted to Nonemployees
During the period from December 3, 2009 (inception) through December 31, 2011, the Company granted to nonemployees options to purchase 5,000 shares of common stock at a weighted-average exercise price of $0.10 per share. The fair value of options granted to nonemployees was estimated using the Black-Scholes option-pricing model with the following assumptions:

	December 31,
	2011	2010

Dividends	–	–
Expected life	9.1 years	6.25 years
Risk-free interest rate	1.9%	3.3%
Volatility	70%	75%

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

Shares Reserved for Future Issuance
Using the Black-Scholes option-valuation model, the weighted-average estimated grant-date fair value of nonemployee stock options granted during the year ended December 31, 2011 and 2010 was immaterial. The fair value of these options is expensed over the vesting period, which is one year. Nonemployee stock-based compensation expense is immaterial for the years ended December 31, 2011 and 2010, as well as for the period from December 3, 2009 (inception) through December 31, 2011.
At December 31, 2011, shares of common stock reserved for future issuances are as follows:

Conversion of Series A redeemable convertible preferred stock	43,500,000
Stock options and restricted stock awards available for grant	1,240,000
Stock options outstanding	2,690,000

Bonus Plan
The Company has an employee bonus plan through which award payments may be made in cash, through the issuance of stock, stock options or another form of equity award, at the discretion of the Compensation Committee of the Company’s Board of Directors. In the event bonus award payments are made through the issuance of stock options, the stock options issued will be subject to the terms and conditions of the 2010 Equity Incentive Plan.
10. Income Taxes
No provision for income taxes has been recorded due to the operating losses incurred since inception. Deferred tax assets and liabilities reflect the net tax effects of net operating loss and tax credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the deferred tax assets are as follows (in thousands):

	As of December 31
	2011	2010

Deferred tax assets:
Net operating loss carryforwards	$5,845	$2,162
Depreciation and amortization	740	1,577
Research and development credits	334	141
Other	108	173
Total deferred tax assets	7,027	4,053

Valuation allowance	(7,027)	(4,053)
Net deferred tax assets	$ –	$ –

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

Depreciation and amortization includes the tax effect of acquired in-process research and development of $3.6 million that was charged to expense in 2010 given there was no alternative future use for such assets.
Realization of deferred tax assets is dependent on future earnings, if any, the timing and amount of which are uncertain. Accordingly, the Company’s net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $3.0 million and $4.1 million for the years ended December 31, 2011 and 2010, respectively, and by $7.0 million for the period from December 3, 2009 (inception) through December 31, 2011.
The Company has no foreign operations and the tax benefit derived by applying the Federal statutory rate to continuing operations has been fully offset by a valuation allowance for both 2011 and 2010. There were no other significant rate reconciling items.
At December 31, 2011, the Company had federal and state net operating loss (NOLs) carryforwards of approximately $14.8 million and $13.7 million, respectively, which are available to reduce future taxable income. The federal and state NOLs will start to expire in 2029 and 2030, respectively, if not utilized. The Company also had federal and state research and development tax credit carryforwards available to offset future tax liabilities of approximately $336,000 and $166,000, respectively. The federal credits will expire in 2030 if not utilized. The state credits do not expire.
Utilization of the net operating loss and tax credit carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss and tax credits before their utilization.
It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense. As of December 31, 2011 and December 31, 2010, the Company had no accrued interest and penalties related to uncertain tax positions.
The Company adopted FASB ASC 740-10-50, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109, on January 1, 2010. At December 31, 2011, the Company had $125,000 of unrecognized tax benefits. The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.
Tax years for which the Company has carryforward net operating loss and credit attributes remain subject to examination by federal and state tax authorities. The Company’s 2011, 2010, and 2009 tax years remain subject to examination by tax authorities.
11. 401K Plan
On April 19, 2011, the Company adopted the Incline Therapeutics 401K Plan, a qualified retirement plan, for the benefit of eligible Company employees. Employee contributions are voluntary and subject to certain limitations. The Company may match employee contributions in amounts to be determined at the Company’s sole discretion. To date, the Company has not made any matching contributions.

INCLINE THERAPEUTICS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2011

12. Subsequent Events
Management has reviewed and evaluated material subsequent events from the balance sheet date of December 31, 2011 through September 28, 2012, the date these financial statements were available for issuance.
On June 1, 2012, the Company loaned $60,000 to its Chief Commercial Officer in exchange for a promissory note. The note bears interest at a rate of 2% per annum and is full recourse. One half of the Promissory Note plus any and all accrued unpaid interest will be forgiven on May 14, 2013 and the remaining principal and all accrued unpaid interest will be forgiven on May 14, 2014, assuming the Chief Commercial Officer remains employed at each of these dates.
In June and August 2012, the Company granted options to purchase a total of 755,000 shares of common stock to certain employees and non-employees of the Company.